As filed with the Securities and Exchange Commission on February 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RGC Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1909697
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

(540) 777-4427

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul W. Nester

Vice President, Treasurer and CFO

RGC Resources, Inc.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

Telephone: (540) 777-4427

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jane Whitt Sellers, Esquire

McGuireWoods LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 426(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $5.00 per share	—	—	$40,000,000	$791.78

(1)	An indeterminate number of shares of Common Stock is being registered as may from time to time be offered hereunder at indeterminate prices.
(2)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. This registration statement includes $33,900,000 of securities that were previously registered on Registration Statement 333-219876 on August 10, 2017 (the “Prior Registration Statement”) and remain unsold. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the $3,929.01 fee previously paid by the Registrant with respect to such unsold securities in connection with the filing of the Prior Registration Statement will continue to be applied to such securities. Accordingly, a fee of $791.78 relating to the $6,100,000 in new securities being registered by this registration statement is being submitted. In accordance with Rule 415(a)(6), the Prior Registration Statement will be deemed terminated upon the effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2020

PROSPECTUS

$40,000,000

RGC Resources, Inc.

Common Stock

We may from time to time offer and sell shares of our common stock, par value $5.00 per share, in one or more offerings with an aggregate offering amount of up to $40,000,000.

This prospectus provides you with a general description of the common stock that we may offer and a general description of the manner in which we may offer it. Each time we offer shares of our common stock, we will provide a prospectus supplement that contains more specific information about the terms of the offering, including the specific manner in which those shares will be sold and the prices at which those shares will be sold. We may also supplement, update or amend in the prospectus supplement any of the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before investing in shares of our common stock.

We may sell shares of our common stock through agents or underwriters and dealers that we select. If agents, underwriters or dealers are used to sell shares, we will name them and describe their compensation in the applicable prospectus supplement.

Our common stock trades on the NASDAQ Global Market under the symbol RGCO. On February 4, 2020, the last reported sales price of our common stock, as reported on the NASDAQ Global Market, was $25.82 per share.

Investing in our common stock involves certain risks. See “Risk Factors” on page 2 of this prospectus and in any accompanying prospectus supplement, as well as the Risk Factors section of our most recent Annual Report on Form 10-K and the other reports we file with the Securities and Exchange Commission. You should carefully consider these factors before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock in one or more offerings with an aggregate offering amount of up to $40,000,000.

This prospectus provides you with a general description of the shares of common stock we may offer and a general description of the manner in which we may offer it. Each time we offer shares of common stock under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information incorporated into this prospectus, as described below, and the information described under the heading “Where You Can Find More Information,” before investing in our common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully described the terms of the applicable offering.

When we use the terms “we,” “our,” “us,” RGC Resources” or the “Company” in this prospectus, we are referring to RGC Resources, Inc, a Virginia corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 000-26591. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. Our website address is http://www.rgcresources.com. Information appearing on our website (other than the documents expressly incorporated by reference as described below) is not incorporated by reference into this prospectus and you should not consider such information a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the applicable offering, will automatically update and supersede the information contained in this prospectus and the documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits (however, unless specifically indicated, we do not incorporate by reference, whether listed below or filed in the future, current reports, or any portion thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended September 30, 2019, filed December 3, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed February 5, 2020;

•	Our Current Reports on Form 8-K, or amendments thereto, filed November 26, 2019, December 9, 2019, December 23, 2019, December 23, 2019, February 4, 2020, February 5, 2020 and February 5, 2020; and

•	The description of our common stock contained in Exhibit 99.1 to Amendment No. 1 to Current Report on Form 8-K filed February 5, 2020.

Upon written or oral request, we will provide a copy of any of the documents incorporated herein by reference, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered. Requests for any such documents should be directed to:

RGC Resources, Inc.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

Attn: Investor Relations

(540) 777-3853

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus may contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Examples include statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause actual results or outcomes to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those in the forward-looking statements are, or will be, discussed under the heading “Risk Factors” and elsewhere in the reports we file with the SEC, which are incorporated herein by reference, and in any prospectus supplement.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which it is made.

ABOUT RGC RESOURCES, INC.

RGC Resources, incorporated in Virginia in July 1998, is an energy services company primarily engaged in the regulated sale and distribution of natural gas to residential, commercial and industrial customers in Roanoke, Virginia and the surrounding localities through its Roanoke Gas Company subsidiary. RGC Resources’ utility operations are regulated by the Virginia State Corporation Commission, which oversees the terms, conditions and rates to be charged to the Company’s natural gas customers. RGC Resources also holds, through RGC Midstream, LLC, a 1% interest in Mountain Valley Pipeline, LLC, which was created in August 2014 for the purpose of constructing a natural gas pipeline connecting an existing natural gas gathering and transmission system in northern West Virginia to another interstate pipeline in south central Virginia.

The Company’s principal executive offices are located at 519 Kimball Avenue, N.E., Roanoke, Virginia 24016 and its telephone number is (540) 777-4427.

RISK FACTORS

Investing in our common stock involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2019, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our common stock offered under this prospectus to finance capital expenditures and for other general corporate purposes, including to reduce indebtedness or to fund future acquisitions of, or investments in, assets or businesses.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the description of our common stock contained in Exhibit 99.1 to Amendment No. 1 to Current Report on Form 8-K filed February 5, 2020, which is incorporated herein by reference, and the provisions of our articles of incorporation and bylaws. You should read this summary together with the description of our common stock noted above, as well as our articles of incorporation and bylaws, before investing in our common stock.

Authorized and Outstanding Shares

We are authorized to issue 20,000,000 shares of common stock, par value $5.00. As of January 31, 2020, approximately 8,112,424 shares of our common stock were issued and outstanding. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

All voting rights are vested in the holders of our common stock. Each share of common stock is entitled to one vote in the election of directors and on other matters requiring shareholder action. Holders of our common stock are not entitled to cumulative voting rights. The voting rights of holders of our common stock may be impacted by any voting rights associated with shares of preferred stock issued by us in the future.

Dividend Rights

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. Dividends may be paid in cash, stock or other form. The dividend rights of holders of our common stock may be subject to the dividend rights of holders of any shares of preferred stock issued by us in the future.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock will be entitled to share equally in all assets remaining after the payment of all liabilities and any accrued dividends and liquidation preferences on any shares of preferred stock then outstanding.

Other Rights

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions applicable to our common stock.

Listing

Our common stock is traded on the NASDAQ Global Market under the symbol RGCO.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, no par value. As of January 31, 2020, no shares of preferred stock were outstanding. Our board of directors has full authority, without shareholder approval, to establish and issue one or more series of preferred stock. Our board of directors also has full authority to determine the number of shares of each series and the rights (which may include voting rights), preferences and limitations of each series. All series of our preferred stock would rank, with respect to dividends and liquidation rights, senior to our common stock. The future issuance of any series of preferred stock could also adversely impact the voting rights of the holders of our common stock.

Anti-Takeover Matters

Certain provisions of the Virginia Stock Corporation Act and our articles of incorporation and bylaws may have an anti-takeover effect and deter certain transactions that our shareholders may otherwise consider to be in their best interest, including transactions that might result in our shareholders receiving a premium for their shares. The provisions of this type in our articles and bylaws include, among others, those relating to our classified board of directors, our “blank check” preferred stock and the requirements for calling a special meeting of shareholders. The provisions of this type in the Virginia Stock Corporation Act include, among others, the affiliated transactions statute and the control share acquisitions statute. For a more detailed discussion of these provisions, see the description of our common stock contained in Exhibit 99.1 to Amendment No. 1 to Current Report on Form 8-K filed February 5, 2020, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell the shares of common stock offered under this prospectus in any of the ways described below or in any way set forth in an applicable prospectus supplement:

•	to or through underwriters, brokers or dealers;

•	through one or more agents, including in an “at-the-market” offering within the meaning of Rule 415 under the Securities Act;

•	directly to purchasers or to a single purchaser;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

The distribution of shares of common stock offered under this prospectus may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of a particular offering of shares of our common stock under this prospectus, including:

•	the method of distribution of the shares being sold and any applicable restrictions;

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any overallotment options under which underwriters may purchase additional shares of stock from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters may offer and sell the shares of common stock offered under this prospectus from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in an underwriting agreement between us and the underwriters. If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or a free writing prospectus, naming the underwriter, the nature of any such relationship.

Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may from time to time engage a firm to act as our agent for one or more offerings of our shares of common stock under this prospectus. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of shares and any minimum price below which sales may not be made, then the offering agent will try to sell such shares on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be through an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments that the agents, underwriters, or other third parties may be required to make in respect of these civil liabilities. Agents, underwriters, and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use the prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the shares of common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our shares of common stock on the NASDAQ Global Market during the business day prior to the pricing of an offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We also may sell any of the shares of common stock offered under this prospectus through other agents designated by us from time to time. We will name any agent involved in the offer or sale of the shares and will list any commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the applicable prospectus supplements.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2019 and the effectiveness of our internal control over financial reporting have been audited by Brown, Edwards & Company, L.L.P., an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon for us by McGuireWoods, LLP, Richmond, Virginia. Underwriters, dealers or agents, if any, who we identify in a prospectus supplement may have their own counsel pass upon certain legal matters in connection with the shares of common stock offered under this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee		$791.78
Printing fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and registrar’s fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

*	These fees and expenses depend on the number of securities offered and the number of issuances that occur and are therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 13.1-692.1 of the Code of Virginia, 1950, as amended, places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The registrant’s articles of incorporation contain a provision which eliminates, to the full extent that the laws of the Commonwealth of Virginia permit, the liability of an officer or director of the registrant to the corporation or its shareholders for monetary damages for any breach of duty as a director or officer.

The registrant’s articles of incorporation also require the registrant to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity. Directors and officers of the registrant are entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the registrant make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The registrant’s board of directors also has the authority to extend to employees, agents, and other persons serving at the request of the registrant the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

Virginia Code Section 13.1-700.1 permits a court, upon application of a director or officer, to review the registrant’s determination as to a director’s or officer’s request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order the registrant to make advances and/or reimbursement for expenses or to provide indemnification, in which case the court shall also order the registrant to pay the officer’s or director’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer’s or director’s reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order the registrant to pay the officer’s and director’s reasonable expenses incurred to obtain the order.

The registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the registrant would have the power to indemnify such person against such liability under the registrant’s articles of incorporation.

The registrant maintains a directors’ and officers’ legal liability insurance policy. The policy provides coverage, subject to certain deductible or retention amounts, for (i) the registrant’s directors and officers against losses by reason of their wrongful acts, and (ii) the registrant against claims against the directors and officers by reasons of their wrongful acts for which the registrant is required to indemnify or pay, all as such terms are defined in the policy and subject to the terms, conditions and exclusions contained therein.

Item 16. Exhibits.

Exhibit No.	Description

1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of RGC Resources, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on February 5, 2020)

3.2	Amended and Restated Bylaws of RGC Resources, Inc. (incorporated by reference to Exhibit 3(b) of the Form 8-K filed on February 7, 2014)

4.1	Specimen copy of certificate for RGC Resources, Inc. common stock, $5.00 par value (incorporated by reference to Exhibit 3(b) of Registration Statement No. 33-67311, on Form S-4, filed with the SEC on November 13, 1998, and amended by Amendment No. 5, filed with the SEC on January 28, 1999)

5.1	Opinion of McGuireWoods LLP (filed herewith)

23.1	Consent of Brown, Edwards & Company, L.L.P. (filed herewith)

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included herein)

*	To be filed by amendment or incorporated under cover of Form 8-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on the 5th day of February, 2020.

RGC RESOURCES, INC.

By:	/s/ John S. D’Orazio
John S. D’Orazio President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul W. Nester and Howard T. Lyon, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John S. D’Orazio John S. D’Orazio	President and Chief Executive Officer, Director (Principal Executive Officer)	February 5, 2020

/s/ Paul W. Nester Paul W. Nester	Vice President, Treasurer and CFO (Principal Financial Officer and Principal Accounting Officer)	February 5, 2020

/s/ John B. Williamson, II John B. Williamson, III	Director	February 5, 2020

/s/ Nancy Howell Agee Nancy Howell Agee	Director	February 5, 2020

/s/ Jacqueline L. Archer Jacqueline L. Archer	Director	February 5, 2020

/s/ Abney S. Boxley, III Abney S. Boxley, III	Director	February 5, 2020

/s/ T. Joe Crawford T. Joe Crawford	Director	February 5, 2020

/s/ Maryellen F. Goodlatte Maryellen F. Goodlatte	Director	February 5, 2020

/s/ J. Allen Layman J. Allen Layman	Director	February 5, 2020

/s/ S. Frank Smith S. Frank Smith	Director	February 5, 2020